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                                                                                               Nicor Gas Company
                                                                                               Form 10-Q
                                                                                               Exhibit 12.01



                                                       Nicor Gas Company
                                 Computation of Consolidated Ratio of Earnings to Fixed Charges
                                                          (thousands)

                                         Twelve
                                      months ended
                                        June 30,                    Year ended December 31
                                                      ----------------------------------------------------
                                          2002          2001       2000       1999       1998       1997
                                      ------------    --------   --------   --------   --------   --------

Earnings available to cover fixed charges:

   Net income                          $ 114,112      $119,360   $ 22,184   $ 96,142   $ 94,119   $106,922

   Add:  Income taxes                     67,383        70,513      6,832     55,896     55,299     64,714

         Fixed charges                    36,906        44,389     44,281     38,914     44,870     46,886

         Allowance for funds used
          during construction               (301)         (241)      (363)      (118)      (269)       (11)
                                       ---------      --------   --------   --------   --------   --------
                                       $ 218,100      $234,021   $ 72,934   $190,834   $194,019   $218,511
                                       =========      ========   ========   ========   ========   ========

Fixed charges:

   Interest on debt                    $  35,990      $ 43,542   $ 42,365   $ 39,245   $ 42,624   $ 45,246

   Other interest charges and
     amortization of debt discount,
     premium, and expense, net               916           847      1,916       (331)     2,246      1,640
                                       ---------      --------   --------   --------   --------   --------
                                       $  36,906      $ 44,389   $ 44,281   $ 38,914   $ 44,870   $ 46,886
                                       =========      ========   ========   ========   ========   ========

Ratio of earnings to fixed charges          5.91          5.27       1.65       4.90       4.32       4.66
                                       =========      ========   ========   ========   ========   ========



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